                                                                   EXHIBIT 23.3



                              CONSENT OF KPMG LLP

          We consent to the incorporation by reference in this Registration Statement on Form S-8 of Entrust Technologies Inc. of our report dated July 7, 2000 relating to the consolidated financial statements of enCommerce, Inc. and subsidiaries as of March 31, 2000 and June 30, 1999 and for the nine months ended March 31, 2000 and year ended June 30, 1999 which report appears in the Entrust Technologies Inc. Amendment No. 1 to the Current Report on Form 8-K/A filed August 10, 2000.


/s/ KPMG LLP

Mountain View, California
August 9, 2000